EXHIBIT 99.1
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[HOUSEHOLD LOGO]                                      2700 Sanders Road
                                                      Prospect Heights, IL 60070


                                                                    News Release

HOUSEHOLD STOCKHOLDERS APPROVE ACQUISITION BY HSBC HOLDINGS PLC

PROSPECT HEIGHTS, IL - MARCH 28, 2003 - At the special meeting of stockholders of Household International, Inc. (NYSE:HI) held earlier today, the stockholders of Household voted to approve the proposed acquisition of Household by HSBC Holdings plc (NYSE: HBC).

Shareholders of HSBC voted to approve the acquisition at the extraordinary general meeting of HSBC held earlier today in London.

ABOUT HOUSEHOLD

Household's businesses are leading providers of consumer loan, credit card, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household's largest business, founded in 1878, operates under the two oldest and most widely recognized names in consumer finance- HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general-purpose credit cards, including The GM Card(R) and the AFL-CIO's Union Plus(R) card. For more information, visit the company's website at WWW.HOUSEHOLD.COM.

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Contact:
Craig Streem, Vice President, Corporate Relations and
Communications, 847-564-6053 or
Celeste Murphy, Director, Investor Relations, 847-564-7568